UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

     Washington, D.C. 20549
_______________________________

     FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 4, 2007

Voxware, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-021403	36-3934824
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

168 Franklin Corner Road, Lawrenceville, New Jersey		08648
(Address of Principal Executive Offices)		(Zip Code)

(609) 514-4100
(Registrant's telephone number,
including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     In connection with its annual review of executive compensation, on September 4, 2007, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Voxware, Inc., a Delaware corporation (the “Company”), approved the following annual stock option and restricted stock unit awards for fiscal 2007 performance for certain named executive officers of the Company as set forth below:

		Stock Options		Restricted
Name	Position	Awarded		Stock Units
				Awarded
Scott Yetter	President	144,800	(1)	125,057	(2)

Steven Gerrard	Vice President & General Manager,
	International Operations	16,600	(1)	20,843	(2)

Charles K. Rafferty	Vice President & General Manager,
	North America Operations	20,200	(1)	20,843	(2)

KrishnaVenkatasamy	Vice President,
	Voxware Application
	Development	16,500	(1)	20,843	(2)

(1)	Granted in accordance with the Company’s 2003 Stock Incentive Plan, as amended (the “2003 Plan”), at an exercise price of $6.95 (the closing price of the Company’s common stock, as listed on the NASDAQ Capital Market on September 4, 2007). The options granted shall vest at a rate of 1/36th of the original number of shares at the end of each month of employment with the Company, commencing October 4, 2007, until the third anniversary of the grant date.
(2)	Granted on September 4, 2007 and shall vest at a rate of 1/36th of the original number of shares at the end of each month of employment with the Company, commencing October 4, 2007, until the third anniversary of the grant date.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VOXWARE, INC.

Dated: September 10, 2007	By:	/s/ Scott Yetter
Name: Scott Yetter
Title: President